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Exhibit 3.1.1


                                                   (FL Secretary of State Stamp)



                            CERTIFICATE OF INCORPORATION

                                         OF

                                 SEA GREEN, INC.

                                    ARTICLE I

               The name of this corporation is Sea Green, Inc.

                                   ARTICLE II
                             GENERAL NATURE OF BUSINESS

         The general nature of this business shall be that of the investment arid ownership of shares of stock in various active businesses and other related and incidental functions, and the objects and purposes proposed to be transacted and carried on are to do any and all of the things hereinmentioned, as fully and to the same extent as natural persons might or could do, viz:

         (A) To improve, buy, sell, exchange, mortgage, rent, lease, invest in, build, erect, equip, maintain, deal in and with, dispose of, manage and operate real property, both improved and unimproved, and personal property of whatsoever nature or kind, as owner, agent, factor, or broker; to build, construct and alter houses, buildings and structures of whatsoever nature or kind, and to develop real property generally, to loan money upon real and personal property and to take mortgages and bonds, and assignments of mortgages and bonds upon real and personal property of whatsoever nature or kind; and to borrow money thereon by mortgage or otherwise; to buy, sell and deal in bonds and loans secured by mortgages or other liens on real property or personal property of all kinds and description.




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         (B) To purchase, manufacture, acquire, hold, own, mortgage, hypothecate, pledge, lease, sell, assign, transfer, invest in, trade in, deal in, borrow and lend money upon goods, wares, merchandise and real and personal property of every kind and description.

         (C) To act as agent, broker or attorney in fact for any persons, firms or corporations in buying, selling and dealing in real or personal property of whatsoever nature or kind and any




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and every estate and interest therein, and choses in action and secured thereby, judgments resulting therefrom, and other personal property collateral thereto, in making or obtaining loans upon such property, in supervising, managing and protecting such property and loans and all interest in and claims affecting the same, in effecting insurance against fire and all other risks thereon, and in managing and conducting any legal actions, proceedings and business relating to any of the purposes hereininentioned or referred to; to register mortgages and deeds of trust of real property or chattels real and all other securities collateral thereto; to investigate and report upon the credit and financial solvency and sufficiency of borrowers and sureties upon such securities; arid to transact all or any other business which may be necessary or incidental or proper to the exercise of any or all of the purposes of the corporation.

         (D) To subscribe for, purchase, invest in, hold, own, assign, pledge, and otherwise dispose of shares of capital stock, bonds, mortgages, debentures, notes and other securities, obligations, contracts and evidences of indebtedness of any persons, firms, associations, or other corporations, whether domestic or foreign, and to exercise in respect of any such shares of stocks, bonds, and other securities, any and all rights, powers and privileges of individual ownership, including the right to vote thereon, to issue bonds and other obligations, and to secure the same by pledging or mortgaging the whole or any




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other obligations for proper corporate purposes, and to do any and all acts and things tending to increase the value of the property at any time held by the company.

         (E) To acquire, hold, undertake and fully exploit the good will, property, rights, franchises, and assets of every kind, and the liabilities of any person, firm, association or corporation, either wholly or partly, and to pay for the same in cash, stocks or bonds of the Company or otherwise.




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         (F) To borrow money and contract debts when necessary in the purchase or acquisition of real, personal and intangible property, business rights or franchises, or for additional working capital, or for any other object in or about its business or affairs without limit as to amount, to incur debt and to raise, borrow and secure the payment of money in any lawful manner, including the issue and sale or other disposition of bonds, warrants, debentures, obligations, negotiable and transferable instruments and evidences of indebtedness of all kinds, whether secured by mortgage, pledge, deed of trust or otherwise.

         (G) In any manner to acquire, enjoy, utilize and to dispose of patents, copyrights, trademarks, and any license or other rights or interest therein and thereunder.

         (H) To conduct business arid operations and to have one or more offices and hold, purchase, mortgage, lease, dispose of, deal in, and convey real and personal property without restrictions in this state and in any other of the several states, territories, possessions, and dependencies of the United States, the District of Columbia, and in any and all foreign countries.

         (I) To purchase or otherwise acquire, become interested in, deal in and with, invest in, hold, pledge, sell, mortgage, lend money on, exchange or otherwise dispose of, or turn to account or realize upon as owner, agent, broker, or factor, all forms of securities, including stocks, bonds, debentures, mortgages,




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notes, evidences of indebtedness, leases, options certificates of interest, participation certificates, voting trust certificates evidencing shares of or interest in common law trusts, trusts and trust estates or associations, certificates of trust or beneficial interest in trusts, mortgages, contracts and other instruments, securities and rights; to investigate and report with respect to, and to undertake, carry on, aid, assist or participate in the organization, liquidation or reorganization of financial, commercial, mercantile, manufacturing, industrial or other business concerns, firms, associations and corporations; to institute, participate in or promote commercial, mercantile, financial and industrial enterprises and operations.

         (J) To engage in and carry on any advertising business in Connection with property of any nature, owned, leased or otherwise acquired by this corporation, as principal or agent, with powers to let contracts for any such advertising, and to make and carry out contracts of every kind and nature that may be conducive to the accomplishment of any purposes of the corporation.

         (K) To do any and all things, and everything necessary and proper for the accomplishment of the objects enumerated in this Certificate of Incorporation or any amendment thereto necessary and incidental to the protection and benefit of the corporation, and in general to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth herein, it being understood that the enumeration of specific powers in this Certificate of Incorporation shall not be deemed to be exclusive, but all other lawful powers conferred by the statutes of the State of Florida are hereby included.




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                                   ARTICLE III

         The capital stock of this corporation shall be 7,500 shares of $1.00 par value. All of said stock shall he payable in cash, property, real or personal, labor or services in lieu of cash, at a just valuation to be fixed by the Board of Directors of this corporation.

                                   ARTICLE IV
                                PREEMPTIVE RIGHTS

Every shareholder, upon the sale for cash of any new stock of this corporation of the same kind, class or series as that which he already holds, shall have the right to purchase his pro rata share thereof (as nearly as may he done without issuance of fractional shares) at the price at which it is offered to others.





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                                     ARTICLE V
                                      DURATION

         This corporation shall exist perpetually unless sooner dissolved according to law.

                                     ARTICLE VI
                         INITIAL PRINCIPAL OFFICE AND AGENT

         The street address of the initial principal office of this corporation is 1320 South Dixie Highway, Suite 900, Coral Gables, Florida 33146, and the name and address of the initial registered agent of this corporation is Marc A. Kuperman, Esquire, MARC A. KUPERMAN, P.A., 1320 South Dixie Highway, Coral Gables, Florida 33146.

                                    ARTICLE VII
                             INITIAL BOARD OF DIRECTORS

         This corporation shall have one director initially. The number of directors may be either increased or diminished from time to time by the By--Laws but shall never be less than one. The name and addresss of the initial director of this corporation is:

              Ms. Fatima Silva
              100 Elm Street
              Providence, Rhode Island 02903

                                  ARTICLE VIII
                                  INCORPORATOR

         The name and address of the person signing these Articles is:


              Ms. Fatima Silva
              100 Elm Street
              Providence, Rhode Island 02903





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                                   ARTICLE IX
                                    AMENDMENT

         This corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.




                                                 /s/Fatima Silva
                                                 -----------------------
                                                Fatima Silva Subscriber




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    STATE OF RHODE ISLAND)
                                               ss:
    COUNTY OF Prov.      )



         Before me, a Notary Public authorized to take acknowledgements in the state and county set forth above, personally appeared Fatima Silva, known to me and known by me to be the person who executed the foregoing Certificate of Incorporation, and she acknowledged before me that she executed the Certificate of Incorporation.

         IN WITNESS WHEREOF,I have hereunto set my hand and affixed my official seal, in the state and county aforesaid, this 19 day of July, 1988.

                                            /s/ notary public signature
                                            ----------------------------
                                            Notary Public, State of Rhode Island






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         Having been named to accept service of process for the above named corporation, at place designated in these Articles, hereby accept to act in this capacity and agree to comply with the provision of said Act relative to keeping open said office.

                                                   (FL secretary of state stamp)


                                              By: MARC A. KUPERMAN
                                                  ------------------------
                                                  Marc A. Kuperman, Esquire
                                                  Resident Agent